UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, American Media Operations, Inc. (the “Company”) entered into (i) a Waiver and Consent Agreement with certain holders of its 10 1/4% Series B Senior Subordinated Notes due 2009 (the “2009 Notes”), who collectively hold a majority of the outstanding principal amount of the 2009 Notes, and (ii) a Waiver and Consent Agreement with certain holders of its 8 7/8% Senior Subordinated Notes due 2011 (the “2011 Notes” and, together with the 2009 Notes, the “Notes”), who collectively hold a majority of the outstanding principal amount of the 2011 Notes (collectively, the “Consent Agreements”). Pursuant to the Consent Agreements, the holders of a majority in principal amount of each series of Notes have waived defaults related to the Company’s failure to comply with its reporting requirements under the indentures pursuant to which the Notes were issued (the “Indentures”) resulting from its announced intention to restate certain of its previously issued financial statements included or otherwise summarized in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its Quarterly Report on Form 10-Q for each of the quarters ended June 30, 2005 and September 30, 2005. The Consent Agreements also require, among other things, the holders of Notes that are parties thereto to consent to specified amendments to the Indentures. The Consent Agreements also require the Company to make a cash payment to each holder of $10.00 per $1,000 in principal amount of Notes. In addition, pursuant to the requirements of the Consent Agreements, on March 17, 2006, the Company entered into (i) a Third Supplemental Indenture, dated as of March 17, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee (the “Trustee”), relating to the Indenture governing the 2009 Notes, and (ii) a First Supplemental Indenture, dated as of March 17, 2006, among the Company, the Note Guarantors named therein and the Trustee, relating to the Indenture governing the 2011 Notes (collectively, the “Supplemental Indentures”). The principal purpose of each Supplemental Indenture is to amend the related Indenture to require the Company to meet specified leverage ratios for specified future periods. If such ratios are not met, the Company may be required to make additional payments to the holders of the Notes. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive Consent Agreements and Supplemental Indentures attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated as of March 17, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee

4.2	First Supplemental Indenture, dated as of March 17, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee

10.1	Waiver and Consent Agreement, dated as of March 17, 2006, by and among the Company and certain bondholders party thereto relating to the 10 1/4% Series B Senior Subordinated Notes due 2009

10.2	Waiver and Consent Agreement, dated as of March 17, 2006, by and among the Company and certain bondholders party thereto relating to the 8 7/8% Senior Subordinated Notes due 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

March 17, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Senior Vice President/Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Supplemental Indenture, dated as of March 17, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to JPMorgan Chase Bank, N.A.), as trustee

4.2	First Supplemental Indenture, dated as of March 17, 2006, among the Company, the Note Guarantors named therein and HSBC Bank USA, National Association (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee

10.1	Waiver and Consent Agreement, dated as of March 17, 2006, by and among the Company and certain bondholders party thereto relating to the 10 1/4% Series B Senior Subordinated Notes due 2009

10.2	Waiver and Consent Agreement, dated as of March 17, 2006, by and among the Company and certain bondholders party thereto relating to the 8 7/8% Senior Subordinated Notes due 2011